OI-362423

Certificate Of Incorporation

*I, **FLOSSIEBELL M. MARAGH** Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law CAP. 22, that all requirements of the said Law in respect of registration were complied with by*

GLAM Capital Group Company Limited

港利資本控股有限公司

When translated in English is,
(Gang Li Capital Holdings Limited)

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 28th day of April Two Thousand Twenty

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 28th day of April Two Thousand Twenty

Assistant Registrar of Companies,
Cayman Islands.

Authorisation Code : 208359858270
www.verify.gov.ky
04 May 2020

OS-362423

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

GLAM Capital Group Company Limited

港利資本控股有限公司

having by Special resolution dated 30th day of June Two Thousand Twenty-Three changed its name, is now incorporated under name of

GLAMOORE Capital Group Company Limited

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

Given under my hand and Seal at George Town in the Island of Grand Cayman this 5th day of July Two Thousand Twenty-Three

An Authorised Officer,
Registry of Companies,
Cayman Islands.

Authorisation Code : 919669984438
www.verify.gov.ky
07 July 2023